UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2020

THE MICHAELS COMPANIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36501	37-1737959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 Bent Branch Drive Irving, Texas	75063
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (972) 409-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.06775 par value	MIK	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 2, 2020, James E. Sullivan, 56, the Chief Accounting Officer and Controller of The Michaels Companies, Inc. (the “Company”), assumed the role of the Company’s principal financial officer on an interim basis. The Company has initiated a search to identify and recruit a new candidate for the role of Chief Financial Officer.

Mr. Sullivan has served as the Company’s Chief Accounting Officer and Controller since November 2015 and served as Vice President — Finance from June 2014 to November 2015. In connection with his assumption of the role as the Company’s principal financial officer, Mr. Sullivan received an increase in his annual base salary from $355,300 to $370,000, effective February 9, 2020. No arrangement or understanding exists between Mr. Sullivan and any other person pursuant to which Mr. Sullivan was selected as an executive officer of the Company.

There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Sullivan. In addition, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Sullivan or any member of his immediate family had or will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Jennifer Raibon
Name:	Jennifer Raibon
Title:	Associate General Counsel and Secretary

Date: February 5, 2020